                                                                    EXHIBIT 23.2







            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 18, 2005, in the Registration Statement (Form S-1 No. 333-_____) and related Prospectus of Adams Respiratory Therapeutics, Inc. for the registration of 6,492,853 shares of its common stock.

                                           /s/ ERNST & YOUNG LLP

New York, New York
November 17, 2005